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                                                                     Exhibit 5.1


July 13, 2001



FASTNET Corporation
Two Courtney Place - Suite 130
3864 Courtney Street
Bethlehem, Pennsylvania 18017


      Re: Registration Statement on Form S-8 Relating to the 2001 Employee Stock Purchase Plan
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Ladies and Gentlemen:

We have acted as counsel to FASTNET Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, for the registration by the Company of 400,000 shares (the "Shares") of Common Stock, no par value per share, which may be issued under the Company's 2001 Employee Stock Purchase Plan (the "Plan"), as approved on April 30, 2001, and adopted by the Shareholders on June 22, 2001.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, Board Resolutions, the Articles of Incorporation, as amended and restated, the Third Amended and Restated Bylaws and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, we are of the following opinion:

The Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share as determined, or in the manner provided, by the Board of Directors of the Company, will be duly authorized, validly issued, fully paid and non-assessable.

We are expressing the opinion above as members of the Bar of the Commonwealth of Pennsylvania and express no opinion as to any law other than the Pennsylvania Business Corporation Law (the "PBCL"), the applicable provisions of the Pennsylvania Constitution and the reported decisions interpreting the PBCL.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


Very truly yours,



/s/ Morgan, Lewis & Bockius LLP